                                                                   EXHIBIT-10.14


                                  TERMS SHEET
                                      FOR
                       STYLING RESEARCH CORPORATION, INC.
                               SEPTEMBER 19, 1996
                         (FOR DISCUSSION PURPOSES ONLY)


Borrower:               Styling Research Corporation, Inc.

Lender:                 Bank One, Texas, N.A.

Facility:               Revolving Working Capital Line of Credit

Amount:                 $5,000,000

Maturity:               2 years from date of closing

Interest Rate:          Bank One, Texas Base Rate -- 25 bp or Reserve Adjusted
                        LIBOR + 225 b.p.

Fees:                   Upfront fee of 1/2%; Unused fee of 1/4%

Repayment
Schedule:               Interest due monthly with all outstanding principal due
                        at maturity

Collateral:             A first perfected security interest in all assets
                        currently or hereafter owned by Borrower.

Borrowing Base:         Actual advance rates to be determined following a
                        pre-approval field examination. It is presently contemplated that advances under the working capital facility will be restricted to no more than 70% of eligible accounts receivable and 40% of eligible inventories. Total advances against inventories will be capped at a level to be determined.

Reporting
Requirements:           1)  Borrower will supply Lender with financial
                            information as requested, including annual audited financial statements within 90 days of fiscal year end;

                        2) Borrower will supply Lender with monthly statements certifying compliance with all applicable covenants along with balance sheets (including a listing of any contingent liabilities), statements of income, cash flow and retained earnings within 30 days of month end;

                        3) Lender has the right to inspect the books, records and procedures of the Borrower at any reasonable time.

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Styling Research Corporation, Inc.
Terms Sheet - Page 2


Covenants:      1)  Borrower will agree to not merge or consolidate with any other entity;

                2) Borrower will agree to not change ownership, management or their basic business;

                3) Financial covenants to be tested monthly based on prior 12 months where appropriate and will include:
                    a) Borrower will maintain a maximum ratio of Funded Debt divided by EBIDA of 3:1.
                    b) Borrower will maintain a minimum Fixed Charge Coverage ratio defined as (Net Income after Distributions plus Depreciation and Amortization plus Interest Expense minus Capital Expenditures not Externally Financed) divided by (Current Portion of Long-Term Debt and Capitalized Leases plus Interest Expense) of 1.50:1.
                    c) Borrower will maintain a minimum ratio of Current Assets divided by Current Liabilities of 1.25:1.
                    d) Borrower will maintain a minimum Tangible Net Worth of $7,000,000. This covenant will increase annually by 50% of net income for the most recent fiscal year.

                4) Borrower agrees to pay for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution, consummation and amendment or modification of appropriate documentation including reasonable fees and expenses incurred by Lender's legal counsel subject to a cap to be agreed on in advance.

Conditions
Precedent:      1)  Formal approval by Bank One, Texas, N.A. and completion of a pre-approval field examination at Borrower's expense.
                2)  Completion and execution by Borrower of such documentation as Lender may request in form and substance satisfactory to Lender and its counsel.
                3)  Successful completion of public securities offering
                    yielding net proceeds to the company of not less than $24,000,000.
                4)  No material change in financial condition of Borrower.

THIS TERMS SHEET MAY NOT BE RELIED UPON BY ANY THIRD PARTY AND IS BEING DELIVERED TO STYLING RESEARCH CORPORATION, INC. WITH THE UNDERSTANDING THAT NEITHER IT, NOR ITS SUBSTANCE, SHALL BE DISCLOSED TO ANY THIRD PARTY. THIS TERMS SHEET IS NOT INTENDED TO CONSTITUTE AN EXHAUSTIVE STATEMENT OF ALL TERMS AND CONDITIONS WHICH MAY ULTIMATELY BE INCLUDED IN A LOAN AGREEMENT BETWEEN LENDER AND BORROWER.


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                        STYLING TECHNOLOGY CORPORATION
                             PRELIMINARY TERM SHEET
                                OCTOBER 15, 1996

This preliminary term sheet is for discussion purposes only and does not constitute a commitment of NationsBank or an agreement to deliver such a commitment. This proposal for which NationsBank has not obtained final credit approval is to be used as a vehicle for continued discussions. This term sheet does not include many of the details of such terms and conditions as well as other terms and conditions that may be included in the loan documents.

BORROWER:         Styling Technology Corporation

LENDER:           NationsBank of Texas, N.A.

FACILITIES:       A) $ 3,000,000 Working Capital Facility
                  B) $12,000,000 Revolver/Term Loan

PURPOSE:          A) General short term working capital
                  B) Acquisition Financing

MATURITY:         A) Two years from closing
                  B) Two years from closing for revolver maturity, followed by a three term year note

PAYMENT TERMS:    A) Interest only payable quarterly, principal due at maturity
                  B) Interest only payable quarterly. At revolver maturity, outstandings will covert to a term loan with principal reduction base on a five year straight line amortization.
                  Remaining principal due at maturity.

INTEREST RATE:    Pricing on the facility will be based on performance pricing as shown below and at the Borrower's option:

                                      Revolver               Revolver/Term Loan
                                ---------------------        ------------------
Senior Funded Debt/EBITDA       LIBOR*          PRIME        LIBOR*       PRIME
-------------------------       ------          -----        ------       -----
Less than 2.0                   2.00%            0%          2.25%          0%
Less than 2.25 but greater
  than 2.0                      2.25%            0%          2.50%          0%
Greater than 2.25               2.50%            0%          2.75%          0%

                  "The Borrower may select interest rate periods of 1, 3, or 6 month periods for LIBOR.

ORIGINATION FEE:  A) 1/2% Origination Fee. One-half of the origination fee
                  ($7,500) will be due upon acceptance of a formal Commitment Letter with the remaining portion ($7,500) due upon closing of facilities.
                  B) 1/2% Origination Fee. One-third of the origination fee ($20,000) will be due upon acceptance of a formal Commitment Letter, one-third ($20,000) due upon closing of the facilities, and the remaining portion due when advanced.

UNUSED FEE:       A) 1/4% on the unused portion payable quarterly in arrears.
                  B) 1/4% on the unused portion payable quarterly in arrears beginning July 1, 1997.

GUARANTORS:             Any existing or newly acquired or formed subsidiary of
                        Borrower.


COLLATERAL:             First perfected security interest in all assets of the
                        Borrower including accounts receivable, inventory, equipment, real estate and intangibles.

BORROWING BASE:         Availability under the Working Capital Facility will be
                        subject to a borrowing base equal to 75% of Eligible
                        Accounts Receivable (excluding receivables greater than 90 days from date of invoice and other standard exclusions) plus 40% of Eligible Inventory (Finished
                        Goods only). Advance rates, eligible inventory and an inventory cap will be determined based upon additional due diligence. Due diligence to include a field audit with acceptable results to lender which will be required prior to closing. The field audit will include an examination of the company's accounting, controls, accounts receivable, accounts payable and inventory.

ACQUISITION
LIMITATION:             A)  No acquisition permitted earlier than two fiscal
                        quarters after IPO.
                        B) Total borrowings under facility B will be subject to a borrowing base equal to 2.0x EBITDA measured quarterly on a trailing 4 quarter basis. Until there are four trailing quarters, interim results will be annualized.
                        Acquisition EBITDA will be included on a trailing 4 quarter basis if cash flow is verifiable with reviewed or audited statements. Post closing, the first full quarter of acquisition EBITDA will be annualized and added to existing EBITDA for covenant compliance.
                        C) All acquisitions must show proforma compliance with loan agreement.
                        D) All advances for acquisitions subject to Lender approval with additional due diligence as appropriate.

FINANCING
DOCUMENTS:              Financing documents will include: loan agreement
                        (containing conditions to lending, representations, covenants, events of default), security agreement, financing statements, corporate authority documents, promissory notes, evidence of insurance and other documents customary in similar transactions.

COVENANTS:              Customary in credit agreements of this nature,
                        including, but not limited to:

                        A. Annual audited financial statements, 10-K and compliance certificate within 90 days of fiscal year end.

                        B. Quarterly financial statements, 10-Q and compliance certificate within 45 days of quarter-end.

                        C. Monthly borrowing base calculation, including accounts receivable aging and inventory listing. Monthly financial statements. Due with 30 days of month-end.

                        D.  Maximum senior funded debt to cash flow ratio of
                            2.5. Cash flow = EBITDA - Net Nonfinanced Capex - Cash Taxes.

                E. Minimum debt service coverage ratio of 2.0x. Defined as Cash
                   Flow (as defined above) divided by debt service. Proforma debt service on outstandings under Facility B to be included in the calculation.

                F. Minimum Tangible Net Worth Covenant to be set based on the
                   Borrowers actual tangible net worth as of the first day after the completion of the IPO. Covenant will increase by 70% of net income at the end of each fiscal quarter plus 100% of equity offerings.

                F. Minimum Current Ratio of 1.75x.

                H. No additional debt with the exception of purchase money debt not to exceed $200,000.

                I. No pledge or mortgage of assets.

                J. No sale of assets, except in the ordinary course of business and in conjunction with the liquidation of assets related to the initial consolidation of the Borrower.

                K. Maintain acceptable levels of general liability, hazard, and worker's compensation insurance.

                L. No merger, acquisition, consolidation or purchase of stock of another company without consent of Lender.

                M. Restriction on engaging in any other business other than those in which Borrower is presently engaged, or to discontinue any of its material existing lines of business.

                N. Limitation on dividend payout and repurchase of stock.

                O. No change in key senior management without bank consent.

EXPENSES All legal and professional expenses incurred by the Lender shall be paid for by the Borrower, including costs relating to the field audit.


CONDITION
PRECEDENT:      Subject to: 1) Successful completion and funding of an initial public offering of at least $21,000,000, 2) Successful due diligence regarding accounts receivable, inventory and equipment, 3) Successful completion of reference investigation,
                4) Continued discussions regarding proformas and expense eliminations, 5) Final credit approval by NationsBank.

                         STYLING TECHNOLOGY CORPORATION
                         UNION BANK OF CALIFORNIA, N.A.
                                   TERM SHEET
                                OCTOBER 8, 1996


BORROWER:       Styling Technology Corporation

BANK:           Union Bank of California, N.A.

FACILITY:       $10,000,000 revolving line of credit subject to a borrowing base of up to an 80% advance against eligible accounts receivable, and an appropriate advance against eligible inventory.
                Financings supported by inventory will be capped at $4,000,000.
                Final advance rates to be determined at completion of Bank's due diligence and field audit. The Facility will consist of the following Sublimits:

                Sublimit A:  $5,000,000 for working capital purposes

                Sublimit B:  $5,000,000 for support of acquisitions *

                * All acquisitions will be reviewed by Bank for approval on a case-by-case basis. Alternative bank financing structures will be considered upon review of each acquisition at Bank's sole discretion.

TERMS:          Sublimit A:  24 months. Interest only all due at maturity.

                Sublimit B:  Available for 24 months. Advances will be interest only for 12 months or to the maturity date, whichever is less, at which time any outstanding balance will convert to a 48 month, fully amortizing term loan with equal monthly payments of principal plus interest.

PRICING:        Pricing will be based on a funded debt/EBITDA ratio as follows:

                                        ---------------------------------------
                                             Sublimit A         Sublimit B
                ---------------------------------------------------------------
                Funded Debt/EBITDA             LIBOR 1            LIBOR *
                ---------------------------------------------------------------
                      3.0:1.0                   2.25%              2.75%
                ---------------------------------------------------------------
                      2.5:1.0                   2.00%              2.50%
                ---------------------------------------------------------------
                      2.0:1.0                   1.75%              2.25%
                ---------------------------------------------------------------

                Borrower will also have the option with either sublimit of Bank's Reference Rate.

Styling Technology Corporation
Term Sheet - Dated 10/8/96
Page 2


FEES:           Sublimit A:  Up front commitment fee of .50% plus .25%
                             unused fee payable quarterly in arrears
                Sublimit B:  .50% commitment fee when funded

COLLATERAL:     UCC-1 Broadform

GUARANTORS:     All subsidiaries of Borrower

AUDITS: Initial audit plus quarterly audits for at least the first 12 months and at Bank's discretion thereafter at Borrower's expense.

REPORTING &
FINANCIAL
REQUIREMENTS:   1.  Annual CPA prepared audited consolidated and consolidating financial statements within 90 days of fiscal year end
                2.  Company prepared, monthly consolidated and consolidating financial statements within 30 days of month-end.
                3.  Monthly accounts receivable and accounts payable agings and inventory reports.
                4.  Financial covenants to include, but not be limited to:

                    Minimum Debt Service Coverage Ratio (if Sublimit B is funded)
                    Maximum Funded Debt to EBITDA of 3.0:1
                    Minimum Current Ratio of 1.50:1
                    Minimum Tangible Net Worth of $7,000,000 plus 50% of net income for each fiscal year.
                    Acquisitions subject to Bank approval and compliance with all financial covenants.

Please understand that the above credit facility is not a commitment, and any forthcoming commitment, if presented, would be subject to Borrower's public stock offering raising not less than $24,000,000 in equity capital and Union Bank of California, N.A.'s completion of due diligence, to include but not be limited to:

-  Completion of field audit of books, records, and systems.
-  Final credit approval by Union Bank of California, N.A.
- Documentation satisfactory to and deemed necessary by Union Bank and its counsel.
-  Interviews with key management.
-  Inspection of Duncanville, Texas facility.
-  Satisfactory results from Bank's field audit.